EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2008 appearing in ANTs software inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

/s/   Burr, Pilger & Mayer, LLP
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Burr, Pilger & Mayer, LLP
San Francisco, California

August 21, 2008